Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Global Future City Holding Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated April 13, 2016, related to the consolidated financial statements of Global Future City Holding Inc. (the "Company") and its subsidiaries as of December 31, 2015 and 2014, which report appears in the Company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2016, incorporated herein by reference.

/s/ dbbmckennon

Newport Beach, California

July 29, 2016